Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD PROVIDES BUSINESS PERFORMANCE UPDATE

Adverse Weather Influences First Quarter 2008 Results; Delayed Corn Insecticide Sales Expected to be

Recognized in the Second Quarter

Newport Beach, CA – April 1, 2008 – American Vanguard Corporation (NYSE: AVD), today announced that adverse mid-west weather conditions will likely cause first quarter 2008 performance to be below that of the prior year first quarter. While sales are expected to approach prior year levels, earnings will likely be impacted by higher incremental costs associated with several important new growth initiatives.

Eric Wintemute, President and CEO of American Vanguard, stated, “As has been widely reported, over-abundant rainfall and continued cold temperatures have significantly affected preparation for and implementation of crop planting in large sections of the mid-west Corn Belt. This delay in planting has deferred the drawdown of existing chemical inventories staged in distribution channels and also postponed typical replenishment orders that generally occur during the later weeks of the first quarter. We are confident that as corn planting occurs throughout the Spring, much of our granular corn soil insecticide sales will be recognized in the second quarter of 2008.”

Mr. Wintemute added, “As we have highlighted in recent conference calls and on our corporate website, our programs for insect resistance management and corn yield enhancement are both expected to be very significant contributors to our future growth. As corn growers increasingly recognize the critical importance of “refuge acre” compliance (required by the EPA and endorsed by the producers of genetically modified corn seed) and come to appreciate the highly-profitable yield enhancement of using our granular insecticide treatments in conjunction with their genetically modified seeds, American Vanguard is ideally positioned to capitalize on both of these developing trends.”

“Additionally, American Vanguard offers an exceptional corn herbicide Impact® to complement the traditional widespread use of glyphosate-based weed treatments. This year’s inclement weather may result in lighter-than-normal use of pre-emergent herbicides and accentuate the use of post-emergent products such as Impact®. Also, an apparent industry-wide (worldwide) shortage of glyphosate may further necessitate the use of alternative herbicides, making Impact® a likely beneficiary.”

Mr. Wintemute, concluded, “It is important to note that, the non-corn portions of our business are experiencing solid performance in the first quarter and we expect that this year’s demand requirements in potatoes, vegetables, fruits, and turf and ornamental should offset the potential for continued softness in the cotton market caused by diminished acreage. We will have further information on first quarter business and financial performance during our quarterly earnings conference call scheduled for May 8, 2008.”

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection management, turf and ornamentals management, and various public and animal health applications. American Vanguard is included on the Russell 2000® and Russell® 3000 Indexes. To learn more about American Vanguard, please reference the Company’s web site at www.american-vanguard.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

CONTACT:	-OR-	AVD’S INVESTOR RELATIONS FIRM
American Vanguard Corporation		The Equity Group Inc.
William A. Kuser, Director of Investor Relations		www.theequitygroup.com
(949) 260-1200		Lena Cati (212) 836-9611
williamk@amvac-chemical.com		Lcati@equityny.com
Linda Latman (212) 836-9609 Llatman@equityny.com

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